Exhibit (a)(1)(E)

Offer to Purchase for Cash

All Outstanding Shares of Common Stock

and, to the Extent Outstanding,

Associated Preferred Stock Purchase Rights

of

Orchid Cellmark Inc.

at

2.80 Net Per Share

Pursuant to the Offer to Purchase

Dated April 19, 2011

by

OCM Acquisition Corp.

a direct wholly owned subsidiary of

Laboratory Corporation of America Holdings

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME,

ON TUESDAY, MAY 17, 2011,

UNLESS THE OFFER IS EXTENDED.

To Our Clients:

Enclosed for your consideration is an Offer to Purchase, dated April 19, 2011 (the “Offer to Purchase”) and the related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the “Offer”) relating to the Offer by OCM Acquisition Corporation, a Delaware corporation (the “Purchaser”) and a direct wholly owned subsidiary of Laboratory Corporation of America Holdings, a Delaware corporation (“LabCorp”), to purchase all outstanding shares of common stock, par value $0.001 per share (the “Common Stock”), of Orchid Cellmark Inc., a Delaware corporation (“Orchid Cellmark”), including, to the extent outstanding, the associated preferred stock purchase rights (the “Rights”) issued under the Rights Agreement, dated July 27, 2001, as amended, between Orchid Cellmark and American Stock Transfer & Trust Company, as rights agent (such Rights, to the extent outstanding, together with the shares of the Common Stock, the “Shares”), at a purchase price of $2.80 per Share, net to the seller in cash, without interest, less any tax withholding, upon the terms and subject to the conditions set forth in the Offer to Purchase.

Also enclosed is Orchid Cellmark’s Solicitation/Recommendation Statement on Schedule 14D-9.

WE (OR OUR NOMINEES) ARE THE HOLDER OF RECORD OF SHARES HELD BY US FOR YOUR ACCOUNT. A TENDER OF SUCH SHARES CAN BE MADE ONLY BY US AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS. THE LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED TO TENDER SHARES FOR OUR ACCOUNT.

We request instructions as to whether you wish to tender any or all of the Shares held by us for your account according to the terms and conditions set forth in the Offer.

Your attention is directed to the following:

1.	The purchase price offered by Purchaser is $2.80 per Share, net to the seller in cash, without interest and less any tax withholding, upon the terms and subject to the conditions of the Offer to Purchase.

2.	The Offer is being made for all outstanding Shares.

3.	The Offer is being made according to the Agreement and Plan of Merger, dated as of April 5, 2011 (the “Merger Agreement”), by and among LabCorp, Purchaser and Orchid Cellmark under which, following the completion of the Offer and the satisfaction or waiver of all of the conditions to the Merger (including, if required, a vote of Orchid Cellmark’s stockholders), Purchaser will be merged with and into Orchid Cellmark, with Orchid Cellmark surviving the Merger as a direct wholly owned subsidiary of LabCorp (the “Merger”). As of the effective time of the Merger, each Share then outstanding (other than Shares that are owned by LabCorp, Purchaser, Orchid Cellmark or any of their wholly owned subsidiaries or Shares owned by stockholders who are entitled to and properly exercise appraisal rights under Delaware law) will be converted into the right to receive the Offer Price (as defined in the Offer to Purchase) in cash, without interest and less any amounts required to be withheld under applicable U.S. federal, state, local or other tax laws, payable to the holder thereof upon surrender of the certificate formerly representing, or book-entry transfer of, such Share.

4.	The Orchid Cellmark board of directors (with one director abstaining), acting upon the unanimous recommendation of an independent committee of the board of directors, has: (i) determined that the Merger Agreement, the Offer, the Merger, the top-up option (as described in the Offer to Purchase) and the other transactions contemplated thereby are advisable, fair to and in the best interests of Orchid Cellmark and its stockholders; (ii) approved the Merger Agreement, the Offer, the Merger and the top-up option; and (iii) recommended that Orchid Cellmark’s stockholders accept the Offer, tender their Shares to Purchaser in the Offer and adopt the Merger Agreement, if necessary under applicable law.

5.	THE OFFER AND WITHDRAWAL RIGHTS EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON TUESDAY, MAY 17, 2011 (THE “EXPIRATION DATE”), UNLESS THE OFFER IS EXTENDED BY THE PURCHASER, IN WHICH EVENT THE TERM “EXPIRATION DATE” MEANS THE LATEST TIME AT WHICH THE OFFER, AS SO EXTENDED BY PURCHASER, WILL EXPIRE.

6.	The Offer is not subject to any financing condition. The Offer is conditioned on, among other things, there being validly tendered pursuant to the Offer and not properly withdrawn before the expiration of the Offer, a number of Shares that, together with the Shares beneficially owned by LabCorp or Purchaser, if any, represents at least a majority of the sum of (i) all Shares then outstanding, plus (ii) all Shares issuable upon the exercise, conversion or exchange of any outstanding Orchid Cellmark stock options, stock appreciation rights, restricted stock units, warrants or other rights to acquire Shares, whether or not then vested. The Offer is also subject to certain other conditions set forth in the Offer to Purchase, including, (i) the expiration or termination of any applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, (ii) the absence of any suspension of trading on NASDAQ, any banking moratorium in the United States or the State of New York or any material limitation by a governmental authority on extending credit by banks or other lending institutions and (iii) other customary conditions as described in Section 14—”Conditions of the Offer” of the Offer to Purchase.

7.	Tendering stockholders will not be obligated to pay brokerage fees or commissions to the Depositary (as defined below), Morrow & Co., LLC, which is acting as the Information Agent for the Offer, or Merrill Lynch, Pierce, Fenner & Smith Incorporated, which is acting as the Dealer Manager, or, except as set forth in Instruction 6 of the Letter of Transmittal, transfer taxes on the purchase of Shares by Purchaser in the Offer. However, U.S. federal income tax backup withholding (currently 28%) may be required unless an exemption applies and is provided to the Depositary or unless the required taxpayer identification information and certain other certifications are provided to the Depositary. See Instruction 9 and 10 of the Letter of Transmittal.

Your instructions to us should be forwarded promptly to permit us to submit a tender on your behalf before the Expiration Date.

If you wish to have us tender any of or all the Shares held by us for your account, please so instruct us by completing, executing, detaching and returning to us the instruction form on the detachable part hereof. An envelope to return your instructions to us is enclosed. If you authorize the tender of your Shares, all such Shares will be tendered unless otherwise specified on the detachable part hereof.

YOUR INSTRUCTIONS SHOULD BE FORWARDED TO US IN AMPLE TIME TO PERMIT US TO SUBMIT A TENDER ON YOUR BEHALF BEFORE THE EXPIRATION DATE.

Payment for Shares accepted for payment in the Offer will in all cases be made only after timely receipt by American Stock Transfer & Trust Company (the “Depositary”) of (i) Share certificates or a timely Book-Entry Confirmation (as defined in the Offer to Purchase), (ii) a properly completed and duly executed Letter of Transmittal with any required signature guarantees (or, in the case of a book-entry transfer effected pursuant to the procedures set forth in Section 3 of the Offer to Purchase, an Agent’s Message (as defined in the Offer to Purchase) in lieu of a Letter of Transmittal), and (iii) any other documents required by the Letter of Transmittal. Accordingly, tendering stockholders may be paid at different times depending upon when Share certificates or Book-Entry Confirmations with respect to Shares are actually received by the Depositary.

UNDER NO CIRCUMSTANCES WILL INTEREST BE PAID ON THE PURCHASE PRICE OF THE SHARES TO BE PAID BY PURCHASER, REGARDLESS OF ANY EXTENSION OF THE OFFER OR ANY DELAY IN MAKING PAYMENT.

The Offer is not being made to (nor will tenders be accepted from or on behalf of) holders of Shares in any jurisdiction in which the making of the Offer or the acceptance thereof would not be in compliance with the laws of such jurisdiction or any administrative or judicial action pursuant thereto. However, Purchaser may take such action as it deems necessary to make the Offer in any jurisdiction and extend the Offer to holders of Shares in such jurisdiction.

Instructions with Respect to the

Offer to Purchase for Cash

All Outstanding Shares of Common Stock

and, to the Extent Outstanding,

Associated Preferred Stock Purchase Rights,

of

Orchid Cellmark Inc.

by

OCM Acquisition Corporation

a direct wholly owned subsidiary of

Laboratory Corporation of America Holdings

The undersigned acknowledge(s) receipt of your letter, the Offer to Purchase, dated April 19, 2011 (the “Offer to Purchase”), and the related Letter of Transmittal relating to shares of common stock, par value $0.001 per share, and to the extent outstanding, associated preferred stock purchase rights (collectively, the “Shares” and each, a “Share”), of Orchid Cellmark Inc., a Delaware corporation.

This will instruct you to tender the number of Shares indicated below held by you for the account of the undersigned, on the terms and subject to the conditions set forth in the Offer to Purchase and related Letter of Transmittal.

The undersigned understands and acknowledges that all questions as to validity, form and eligibility of the surrender of any certificate representing Shares submitted on my behalf to American Stock Transfer & Trust Company (the “Depositary”) will be determined by Purchaser (which may delegate power in whole or in part to the Depositary) and such determination shall be final and binding.

NUMBER OF SHARES TO BE TENDERED:(1)	SIGN HERE

Shares

(Signature(s))

Please Type or Print Name(s)

Please Type or Print Name(s)

Area Code and Telephone Number

Tax Identification or Social Security Number
Dated:

(1)	Unless otherwise indicated, it will be assumed that all your Shares are to be tendered.

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